                                  EXHIBIT 11

                       SIS BANCORP, INC AND SUBSIDIARIES
     COMPUTATION OF PRO FORMA PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                     TWELVE MONTHS ENDED
                                                         DECEMBER 31,
                                                   --------------------------
                                                    1996     1995      1994
                                                   -------  -------  --------
PRIMARY:
Net income (loss)................................. $18,160  $11,459  $(26,907)
Pro forma income on net proceeds..................     --       --      1,189
Pro forma ESOP adjustment.........................     --       --     (1,028)
Pro forma RSP adjustment..........................     --       --       (230)
                                                   -------  -------  --------
Net income and pro forma net income (loss)........ $18,160  $11,459  $(26,976)
                                                   =======  =======  ========
Weighted average and pro forma weighted shares
 outstanding during the period....................   5,583    5,562     5,562
Unearned ESOP shares..............................    (336)    (431)     (431)
Stock options considered outstanding during the
 period...........................................     139       25        25
Restricted stock shares considered outstanding
 during the period................................     137       18        18
                                                   -------  -------  --------
Total shares......................................   5,523    5,174     5,174
                                                   =======  =======  ========
Earnings per share and pro forma earnings (loss)
 per share........................................ $  3.29  $  2.21  $  (5.21)
                                                   =======  =======  ========
FULLY DILUTED:
Net income (loss)................................. $18,160  $11,459  $(26,907)
Pro forma income on net proceeds..................     --       --      1,189
Pro forma ESOP adjustment.........................     --       --     (1,028)
Pro forma RSP adjustment..........................     --       --       (230)
                                                   -------  -------  --------
Net income and pro forma net income (loss)........ $18,160  $11,459  $(26,976)
                                                   =======  =======  ========
Weighted average and pro forma weighted shares
 outstanding during the period....................   5,583    5,562     5,562
Unearned ESOP shares..............................    (336)    (431)     (431)
Stock options considered outstanding during the
 period...........................................     189       60        60
Restricted stock shares considered outstanding
 during the period................................     137       30        30
                                                   -------  -------  --------
Total shares......................................   5,573    5,221     5,221
                                                   =======  =======  ========
Net income and pro forma net income (loss) per
 share............................................ $  3.26  $  2.19  $  (5.17)
                                                   =======  =======  ========

  Net income per share for the year ended December 31, 1996 is computed on weighted average shares outstanding for the period. Pro forma net income
(loss) per share for the years ended December 31, 1995 and 1994 assume that the stock issued in the conversion of the Bank from mutual to stock form had been issued as of the beginning of the year.

  This computation includes the impact of the Restricted Stock Plan ("RSP") and the Stock Option Plan which were approved by the stockholders at the Annual Meeting of the Stockholders held on May 31, 1995.

  For the year ended December 31, 1994 the fully diluted earnings per share calculation is anti-dilutive and therefore, the primary earnings per share is shown on Consolidated Statement of Operations in accordance with APB 15.